EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bank of the Carolinas Corporation:

We consent to the incorporation by reference in the registration statements pertaining to certain stock plans (Form S-3, No. 333-148941; Form S-8, No. 333-137041; and Form S-8 No. 333-148784) of Bank of the Carolinas Corporation (the “Company”) of our report dated March 27, 2008, with respect to the consolidated financial statements of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Dixon Hughes PLLC

Asheville, North Carolina
March 27, 2008